Exhibit 99.1
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           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Roast-N-Roll Restaurants of the Past, Inc., on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities ad Exchange commission on the date hereof (the "Report"), the undersigned, Nick Bruzesse Sr. Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

              (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  April 15, 2003


                                        /s/ Nick Bruzesse, Sr.
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                                        Nick Bruzesse, Sr.
                                        Chief Executive Officer